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                             [ALLIANCE LETTERHEAD]

                                                               January 21, 2010

State Street Bank and Trust Company
Lafayette Corporate Center
2 Avenue de Lafayette
Boston, MA 02111
Attention: Richard W. Stowe, Vice President

    Re:Sanford C. Bernstein Fund, Inc. (the "FUND")

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established six (6) new Portfolios to be known as Overlay A Portfolio, Tax-Aware Overlay A Portfolio, Overlay B Portfolio, Tax-Aware Overlay B Portfolio, Tax-Aware Overlay C Portfolio and Tax-Aware Overlay N Portfolio (together, the "PORTFOLIOS").

In accordance with Section 12, the Additional Funds provision, of the Custodian Contract dated as of October 12, 1988 by and between Sanford C. Bernstein Fund, Inc. and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the Portfolios under the terms of the aforementioned contract.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

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
                  Sincerely,

                  SANFORD C. BERNSTEIN FUND, INC.
                     on behalf of:
                        Overlay A Portfolio
                        Tax-Aware Overlay A Portfolio
                        Overlay B Portfolio
                        Tax-Aware Overlay B Portfolio
                        Tax-Aware Overlay C Portfolio
                        Tax-Aware Overlay N Portfolio

                  By:      /s/ Stephen J. Laffey
                           -------------------------------------
                  Name:    Stephen J. Laffey
                           -------------------------------------
                  Title:   Assistant Secretary, Duly Authorized
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AGREED AND ACCEPTED:
STATE STREET BANK AND TRUST
COMPANY

By:     /s/ Joseph C. Antonellis
        -------------------------------
Name:   Joseph C. Antonellis
Title:  Vice Chairman

Effective Date: January 21, 2010